Exhibit 4.1

Terms and Conditions of the Notes

Pursuant to Item 601(a) of Regulation S-K, the individual Terms and Conditions defining the rights of bondholders holding bonds issued pursuant to the Agency Agreements dated July 27, 2000, April 23, 2007, May 12, 2008 and March 16, 2012 have been omitted because they are substantially similar to the document filed herewith defining the rights of bondholders holding bonds issued pursuant to the Agency Agreement dated March 19, 2013.

The following are the Terms and Conditions of the Notes which will be incorporated by reference into each Global Note (as defined below) and each definitive Note, in the latter case only if permitted by the relevant stock exchange (if any) and agreed by the relevant Issuer, the Guarantor (in case of Guaranteed Notes) and the relevant Dealer at the time of issue but, if not so permitted and agreed, such definitive Note will have endorsed thereon or attached thereto such Terms and Conditions. The applicable Final Terms in relation to any Tranche of Notes shall complete the following Terms and Conditions for the purpose of such Notes. The applicable Final Terms (or the relevant provisions thereof) will be endorsed upon, or attached to, each Global Note and definitive Note. Reference should be made to “Applicable Final Terms” for a description of the content of the Final Terms which will specify which of such terms are to apply in relation to the relevant Notes.

This Note is one of a Series (as defined below) of Notes issued pursuant to the Agency Agreement (as defined below). References herein to the “Issuer” shall be references to the party specified as such in the applicable Final Terms (as defined below).

References herein to the “Notes” shall be references to the Notes of this Series and shall mean:

(i)	in relation to any Notes represented by a global Note (a “Global Note”), units of each Specified Denomination in the Specified Currency;

(ii)	any Global Note;

(iii)	any definitive Notes in bearer form (“Bearer Notes”) issued in exchange for a Global Note in bearer form; and

(iv)	any definitive Notes in registered form (“Registered Notes”) (whether or not issued in exchange for a Global Note in registered form).

The Notes and the Coupons (as defined below) have the benefit of an Amended and Restated Agency Agreement (such Amended and Restated Agency Agreement as amended and/or supplemented and/or restated from time to time, the “Agency Agreement”) dated on or about 19th March 2013 and made between (inter alia) the Issuers, Fiat S.p.A. in its capacity as Guarantor (as defined below), Citibank, N.A., London office, as issuing and principal paying agent and agent bank (the “Principal Paying Agent”, which expression shall include any successor principal paying agent) and as exchange agent (the “Exchange Agent”, which expression shall include any successor exchange agent), and Citicorp International Limited as lodging and paying agent with respect to the CMU Notes (the “CMU Lodging and Paying Agent”, which expression shall include any successor lodging and paying agent) and the other paying agents named therein (together with the Principal Paying Agent and the CMU Lodging and Paying Agent, the “Paying Agents”, which expression shall include any additional or successor paying agents), Citigroup Global Markets Deutschland AG, as registrar (the “Registrar”, which expression shall include any successor or alternative registrar) and as transfer agent and the other transfer agents named therein (together with the Registrar, the “Transfer Agents”, which expression shall include any additional or successor transfer agents).

For the purposes of these Terms and Conditions (the “Conditions”), all references to the Principal Paying Agent shall, with respect to a Series of Notes to be held in the CMU Service (as defined below), be deemed to be a reference to the CMU Lodging and Paying Agent (other than in relation to the determination of interest and other amounts payable in respect of the Notes) and all such references shall be construed accordingly.

Interest bearing definitive Bearer Notes have interest coupons (“Coupons”) and, in the case of Bearer Notes which, when issued in definitive form, have more than 27 interest payments remaining, talons for further Coupons (“Talons”) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Registered Notes and Global Notes do not have Coupons or Talons attached on issue.

TERMS AND CONDITIONS OF THE NOTES

The Final Terms for this Note (or the relevant provisions thereof) are set out in Part A of the Final Terms attached to or endorsed on this Note and complete these Conditions and, in the case of a Note which is neither admitted to trading on a regulated market in the European Economic Area nor offered in the European Economic Area in circumstances where a prospectus is required to be published under the Prospectus Directive, may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Conditions, replace or modify these Conditions for the purpose of this Note. References to the “applicable Final Terms” are, unless otherwise stated, to Part A of the Final Terms (or the relevant provisions thereof) attached to or endorsed on this Note.

The payment of all amounts in respect of Notes issued by Fiat Finance and Trade Ltd. société anonyme, Fiat Finance Canada Ltd. and Fiat Finance North America, Inc. (the “Guaranteed Notes”) shall be unconditionally and irrevocably guaranteed by Fiat S.p.A. (in such capacity, the “Guarantor”) pursuant to a guarantee (such guarantee as modified and/or supplemented and/or restated from time to time, the “Guarantee”) dated on or about 19th March 2013 executed by the Guarantor. Under the Guarantee, Fiat S.p.A. has guaranteed the due and punctual payment of all amounts due under such Guaranteed Notes.

The original of the Guarantee is held by the Principal Paying Agent on behalf of the Noteholders and the Couponholders, in each case of the Guaranteed Notes, at its specified office. References herein to the Guarantor shall only be relevant where the Issuer is one of Fiat Finance and Trade Ltd. société anonyme, Fiat Finance Canada Ltd. or Fiat Finance North America, Inc.

Any reference to “Noteholders” or “holders” in relation to any Notes shall mean (in the case of Bearer Notes) the holders of the Notes and (in the case of Registered Notes) the persons in whose name the Notes are registered and shall, in relation to any Notes represented by a Global Note, be construed as provided below.

Any reference herein to “Couponholders” shall mean the holders of the Coupons and shall, unless the context otherwise requires, include the holders of the Talons.

As used herein, “Tranche” means Notes which are identical in all respects (including as to listing) and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

The Noteholders and the Couponholders are entitled to the benefit of the deed of covenant (such deed of covenant as modified and/or supplemented and/or restated from time to time, the “Deed of Covenant”) dated on or about 19th March 2013 and made (inter alia) by the Issuer. The original of the Deed of Covenant is held by the Common Depositary for Euroclear (as defined below) and Clearstream (as defined below).

Copies of the Agency Agreement, the Guarantee, a deed poll (such deed poll as modified and/or supplemented and/or restated from time to time, the “Deed Poll”) dated on or about 19th March 2013 and made (inter alia) by the Issuer and the Guarantor (where applicable) and the Deed of Covenant are available for inspection during normal business hours at the specified office of each of the Principal Paying Agent, the Registrar, the CMU Lodging and Paying Agent and the other Paying Agents and Transfer Agents (such agents and the Registrar being together referred to as the “Agents”). Copies of the applicable Final Terms are obtainable during normal business hours at the specified office of each of the Agents save that, if this Note is an unlisted Note of any Series, the applicable Final Terms will only be obtainable by a Noteholder holding one or more unlisted Notes of that Series and such Noteholder must produce evidence satisfactory to the Issuer and the relevant Agent as to its holding of such Notes and identity. The Noteholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Agency Agreement, the Guarantee (where applicable), the Deed Poll, the Deed of Covenant and the applicable Final Terms which are applicable to them. The statements in these Conditions include summaries of, and are subject to, the detailed provisions of the Agency Agreement.

Words and expressions defined in the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in these Conditions unless the context otherwise requires or unless otherwise stated; provided that, in the event of inconsistency between the Agency Agreement and the applicable Final Terms, the applicable Final Terms will prevail.

TERMS AND CONDITIONS OF THE NOTES

In these Conditions, “euro” means the currency introduced at the start of the third stage of European Economic and Monetary Union pursuant to the Treaty on the Functioning of the European Union, as amended.

1.	FORM, DENOMINATION AND TITLE

The Notes are in bearer form or in registered form as specified in the applicable Final Terms and, in the case of definitive Notes, serially numbered, in the Specified Currency and the Specified Denomination(s). Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination and Bearer Notes may not be exchanged for Registered Notes and vice versa.

This Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note or a combination of any of the foregoing, depending upon the Interest Basis specified in the applicable Final Terms.

Definitive Bearer Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in these Conditions are not applicable.

Subject as set out below, title to the Bearer Notes and Coupons will pass by delivery and title to the Registered Notes will pass upon registration of transfers in accordance with the provisions of the Agency Agreement. The Issuer, the Guarantor (where applicable) and any Agent will (except as otherwise required by law) deem and treat the bearer of any Bearer Note or Coupon and the registered holder of any Registered Note as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Notes is represented by a Bearer Global Note or a Regulation S Global Note (as defined in Condition 2) held on behalf of Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream”), and/or the Hong Kong Monetary Authority (“HKMA”) as operator of the Central Moneymarkets Unit Service (the “CMU Service” or “CMU”), each person (other than Euroclear, Clearstream, or the CMU Service) who is for the time being shown in the records of Euroclear, of Clearstream or of the CMU Service as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear, Clearstream or the CMU Service as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor (where applicable) and the Agents as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Bearer Global Note or, as the case may be, the registered holder of the relevant Regulation S Global Note shall be treated by the Issuer, the Guarantor (where applicable) and any Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly. Payment in respect of Notes represented by a Global Note will only be made, in accordance with the rules and procedures for the time being of DTC (as defined below), Euroclear, Clearstream or the CMU Service, as the case may be.

Notwithstanding the above, if a Note (whether in global or definitive form) is held through the CMU Service, any payment that is made in respect of such Note shall be made at the direction of the bearer or the registered holder to the person(s) for whose account(s) interests in such Note are credited as being held through the CMU Service in accordance with prevailing CMU rules and procedures at the relevant time as notified to the CMU Lodging and Paying Agent by the CMU Service in a relevant “CMU Instrument Position Report” (as defined in the rules of the CMU Service) or any other relevant notification by the CMU Service (which notification, in either case, shall be conclusive evidence of the records of the CMU Service as to the identity of any accountholder and the principal amount of any Note credited to its account, save in the case of manifest error) and such payments shall discharge the obligation of the relevant Issuer in respect of that payment under such Note.

TERMS AND CONDITIONS OF THE NOTES

For so long as The Depositary Trust Company (“DTC”) or its nominee is the registered owner or holder of a Rule 144A Global Note (as defined in Condition 2), DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Rule 144A Global Note for all purposes under the Agency Agreement and the Notes except to the extent that in accordance with DTC’s published rules and procedures any ownership rights may be exercised by its participants or beneficial owners through participants.

Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of DTC, Euroclear, Clearstream or the CMU Service, as the case may be. References to DTC, Euroclear, Clearstream and/or the CMU Service shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in Part B of the applicable Final Terms.

Fiat Finance North America, Inc. may not issue Bearer Notes.

2.	TRANSFERS OF REGISTERED NOTES

(a)	Transfers of interests in Registered Global Notes: Transfers of beneficial interests in Registered Global Notes will be effected by DTC, Euroclear, Clearstream or the CMU Service, as the case may be, and, in turn, by other participants and, if appropriate, indirect participants in such clearing systems acting on behalf of beneficial transferors and transferees of such interests. A beneficial interest in a Registered Global Note will, subject to compliance with all applicable legal and regulatory restrictions, be exchangeable for Notes in definitive form or for a beneficial interest in another Registered Global Note only in the authorised denominations set out in the applicable Final Terms and only in accordance with the rules and operating procedures for the time being of DTC, Euroclear, Clearstream, or the CMU Service, as the case may be, and in accordance with the terms and conditions specified in the Agency Agreement.

(b)	Transfers of Registered Notes in definitive form: Subject as provided in paragraphs (e), (f) and (g) below, upon the terms and subject to the conditions set forth in the Agency Agreement, a Registered Note in definitive form may be transferred in whole or in part (in the authorised denominations set out in the applicable Final Terms). In order to effect any such transfer (i) the holder or holders must (a) surrender the Registered Note for registration of the transfer of the Registered Note (or the relevant part of the Registered Note) at the specified office of the Registrar or any Transfer Agent, with the form of transfer thereon duly executed by the holder or holders thereof or his or their attorney or attorneys duly authorised in writing and (b) complete and deposit such other certifications as may be required by the Registrar or, as the case may be, the relevant Transfer Agent and (ii) the Registrar or, as the case may be, the relevant Transfer Agent must, after due and careful enquiry, be satisfied with the documents of title and the identity of the person making the request.

Any such transfer will be subject to such reasonable regulations as the Issuer and the Registrar may from time to time prescribe (such initial regulations being set out in Schedule 9 to the Agency Agreement). Subject as provided above, the Registrar or, as the case may be, the relevant Transfer Agent will, within three business days (being for this purpose a day on which banks are open for business in the city where the specified office of the Registrar or, as the case may be, the relevant Transfer Agent is located) of the request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations) authenticate and deliver, or procure the authentication and delivery of, at its specified office to the transferee or (at the risk of the transferee) send by uninsured mail to such address as the transferee may request, a new Registered Note in definitive form of a like aggregate nominal amount to the Registered Note (or the relevant part of the Registered Note) transferred. In the case of the transfer of part only of a Registered Note in definitive form, a new Registered Note in definitive form in respect of the balance of the Registered Note not transferred will be so authenticated and delivered or (at the risk of the transferor) sent to the transferor.

TERMS AND CONDITIONS OF THE NOTES

(c)	Registration of transfer upon partial redemption: In the event of a partial redemption of Notes under Condition 7, the Issuer shall not be required to register the transfer of any Registered Note, or part of a Registered Note, called for partial redemption.

(d)	Costs of registration: Noteholders will not be required to bear the costs and expenses of effecting any registration of transfer as provided above, except for any costs or expenses of delivery other than by regular uninsured mail and except that the Issuer may require the payment of a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration.

(e)	Transfers of interests in Regulation S Global Notes: Prior to the expiry of the applicable Distribution Compliance Period (as defined below), transfers by the holder of, or of a beneficial interest in, a Regulation S Global Note to a transferee in the United States or who is a U.S. person will only be made:

(i)	upon receipt by the Registrar of a written certification substantially in the form set out in the Agency Agreement, amended as appropriate (a “Transfer Certificate”), copies of which are available from the specified office of the Registrar or any Transfer Agent, from the transferor of the Note or beneficial interest therein to the effect that such transfer is being made to a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A; or

(ii)	otherwise pursuant to the Securities Act or an exemption therefrom, subject to receipt by the Issuer of such satisfactory evidence as the Issuer may reasonably require, which may include an opinion of U.S. counsel, that such transfer is in compliance with any applicable securities laws of any State of the United States, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other jurisdiction.

In the case of (i) above, such transferee may take delivery through a Legended Note in global or definitive form. After expiry of the applicable Distribution Compliance Period (i) beneficial interests in Regulation S Global Notes may be held through DTC directly, by a participant in DTC, or indirectly through a participant in DTC; and (ii) such certification requirements will no longer apply to such transfers.

(f)	Transfers of interests in Legended Notes: Transfers of Legended Notes or beneficial interests therein may be made:

(i)	to a transferee who takes delivery of such interest through a Regulation S Global Note, upon receipt by the Registrar of a duly completed Transfer Certificate from the transferor to the effect that such transfer is being made in accordance with Regulation S and, if such transfer is being made prior to expiry of the applicable Distribution Compliance Period, that the interests in the Notes being transferred will be held immediately thereafter through Euroclear and/or Clearstream; or

(ii)	to a transferee who takes delivery of such interest through a Legended Note where the transferee is a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, without certification; or

(iii)	otherwise pursuant to the Securities Act or an exemption therefrom, subject to receipt by the Issuer of such satisfactory evidence as the Issuer may reasonably require, which may include an opinion of U.S. counsel, that such transfer is in compliance with any applicable securities laws of any state of the United States, and, in each case, in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

Upon the transfer, exchange or replacement of Legended Notes, or upon specific request for removal of the legend, the Registrar shall deliver only Legended Notes or refuse to remove such legend, as the

TERMS AND CONDITIONS OF THE NOTES

case may be, unless there is delivered to the Issuer such satisfactory evidence as may reasonably be required by the Issuer, which may include an opinion of U.S. counsel, that neither the legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act.

(g)	Exchanges and transfers of Registered Notes generally: Holders of Registered Notes in definitive form may exchange such Notes for interests in a Registered Global Note of the same type at any time.

(h)	Definitions: In these Conditions, the following expressions shall have the following meanings:

“Distribution Compliance Period” means the period that ends 40 days after the completion of the distribution of each Tranche of Notes, as certified by the relevant Dealer (in the case of a non-syndicated issue) or the relevant Lead Manager (in the case of a syndicated issue);

“Legended Note” means Registered Notes (whether in definitive form or represented by a Registered Global Note) sold in private transactions to QIBs in accordance with the requirements of Rule 144A;

“QIB” means a “qualified institutional buyer” within the meaning of Rule 144A;

“Regulation S” means Regulation S under the Securities Act;

“Regulation S Global Note” means a Registered Global Note representing Notes sold outside the United States in reliance on Regulation S;

“Rule 144A” means Rule 144A under the Securities Act;

“Rule 144A Global Note” means a Registered Global Note representing Notes sold in private transactions to QIBs in accordance with the requirements of Rule 144A; and

“Securities Act” means the United States Securities Act of 1933, as amended.

3.	STATUS OF THE NOTES AND THE GUARANTEE

(a)	Status of the Notes: The Notes and any related Coupons are direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of the Issuer and (subject as aforesaid) rank and will rank pari passu without any preference among themselves, with all other present and future outstanding unsubordinated and unsecured obligations of the Issuer (subject to mandatorily preferred obligations under applicable laws).

(b)	Status of the Guarantee: The payment of principal and interest in respect of the Guaranteed Notes and any related Coupons has been irrevocably and unconditionally guaranteed by the Guarantor pursuant to the Guarantee. The obligations of the Guarantor under the Guarantee constitute direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of the Guarantor and (subject as aforesaid) rank and will rank pari passu (subject to mandatorily preferred obligations under applicable laws) with all other present and future outstanding unsecured and unsubordinated obligations of the Guarantor. To ensure compliance with Italian law, the Guarantee will be limited to 200 per cent. of the aggregate principal amount of the Guaranteed Notes.

4.	NEGATIVE PLEDGE

(a)	Negative Pledge: So long as any of the Notes remains outstanding (as defined in the Agency Agreement) neither the Issuer nor the Guarantor (where applicable) will (unless previously authorised by an Extraordinary Resolution (as defined in the Agency Agreement) of the Noteholders) create or have outstanding any mortgage, charge, pledge, lien, encumbrance or other security interest (“Lien”) (other than a Permitted Lien) upon the whole or any part of its undertaking or assets (including uncalled capital), present or future, to secure any Quoted Indebtedness (as defined below) or any Qualifying Guarantee of such Quoted Indebtedness, unless in any such case the same security (or such other security as may be approved by an Extraordinary Resolution of the Noteholders) shall forthwith be extended equally and rateably to the Notes (or, in the case of a Lien securing any Quoted

TERMS AND CONDITIONS OF THE NOTES

Indebtedness that is subordinated or junior in right of payment to the Notes or the Guarantee (where applicable), secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien).

For the purpose of these Conditions and the Guarantee (where applicable):

(i)	“Fiat Group” means Fiat S.p.A. and its direct and indirect subsidiaries consolidated in accordance with International Financial Reporting Standards (“IFRS”); and

(ii)	“Financial Services Subsidiary” means a subsidiary of Fiat:

(A)	which carries on no material business other than the offer and sale of financial services products to customers of Members of the Fiat Group (and other related support activities incidental to the offer and sale of such financial services products including, without limitation, input financing and the purchase and sale of equipment in connection with eqpower.com and rental business activities) in any of the following areas:

(1)	retail financing for the purchase, contract hire or lease of new or old equipment manufactured by a Member of the Fiat Group or any other manufacturer whose products are from time to time sold through the dealer network of a Member of the Fiat Group;

(2)	other retail and wholesale financing programmes reasonably related thereto, including, without limitation, financing to the dealer network of any Member of the Fiat Group;

(3)	insurance and credit card products and services reasonably related thereto, together with the underwriting, marketing, servicing and other related support activities incidental to the offer and sale of such financial services products; and

(4)	licensed banking activities; or

(B)	a holding company of a Financial Services Subsidiary which carries on no material business or activity other than holding shares in that Financial Services Subsidiary and/or activities described in paragraph (A) above;

(iii)	“Indebtedness” means any indebtedness (whether principal, premium or interest) for or in respect of (A) any notes, bonds, debenture stock, loan stock or other securities, (B) any Loan Financing, or (C) any liability under or in respect of any banker’s acceptance or banker’s acceptance credit; provided, that (x) Indebtedness of a Member of the Fiat Group to any other Member of the Fiat Group and (y) Indebtedness that qualifies as Non-recourse Securitisation Debt shall, in each case, not be deemed to be Indebtedness for purposes of this Condition 4(a) or any other purpose of these Conditions or the Guarantee (where applicable);

(iv)	“Industrial Subsidiary” means each subsidiary of Fiat other than a Financial Services Subsidiary;

(v)	“Loan Financing” means any money borrowed from (A) a bank, financial institution, hedge fund, pension fund, or insurance company or (B) any other entity having as its principal business the lending of money and/or investing in loans, in each case other than public or quasi-public entities or international organisations with a public or quasi-public character;

(vi)	“Member of the Fiat Group” means each of Fiat S.p.A. and any direct or indirect subsidiaries it fully consolidates on a line-by-line basis in accordance with IFRS;

(vii)	“Non-recourse Securitisation” means any securitisation, asset backed financing or transaction having similar effect under which an entity (or entities in related transactions) on commercially reasonable terms:

(A)	acquires receivables for principally cash consideration or uses existing receivables; and

TERMS AND CONDITIONS OF THE NOTES

(B)	issues any notes, bonds, commercial paper, loans or other securities (whether or not listed on a recognised stock exchange) to fund the purchase of or otherwise backed by those receivables and/or any shares or other interests referred to in Condition 4(a)(ix)(C)(ii) and the payment obligations in respect of such notes, bonds, commercial paper, loans or other securities:

(1)	are secured on those receivables; and

(2)	are not guaranteed by any Member of the Fiat Group (other than as a result of any Lien which is granted by any Member of the Fiat Group as permitted by Condition 4(a)(ix)(C)(ii) or as to the extent of any Standard Securitisation Undertakings);

(viii)	“Non-recourse Securitisation Debt” means any Indebtedness incurred by a Securitisation Entity pursuant to a securitisation of receivables where the recourse in respect of that Indebtedness to the Issuer or the Guarantor (where applicable) is limited to:

(A)	those receivables and/or related insurance and/or any Standard Securitisation Undertakings; and

(B)	if those receivables comprise all or substantially all of the business or assets of such Securitisation Entity, the shares or other interests of any Member of the Fiat Group in such Securitisation Entity.

provided that any Indebtedness not qualifying as Non-recourse Securitisation Debt solely because the extent of recourse to any Member of the Fiat Group with respect to such Indebtedness is greater than that provided in clauses (A) and (B) above shall only not qualify as Non-recourse Securitisation Debt with respect to the extent of such additional recourse;

(ix)	“Permitted Liens” means:

(A)	Liens existing on the Issue Date; or

(B)	Liens arising by operation of law, by contract having an equivalent effect, from rights of set-off arising in the ordinary course of business between either the Issuer or the Guarantor (where applicable) and any of their respective suppliers or customers, or from rights of set-off or netting arising by operation of law (or by contract having similar effect) by virtue of the provision to the Issuer or the Guarantor (where applicable) of clearing bank facilities or overdraft facilities; or

(C)	any Lien over:

(1)	the receivables of a Securitisation Entity (and any bank account to which such proceeds are deposited) which are subject to a Non-recourse Securitisation as security for Non-recourse Securitisation Debt raised by such Securitisation Entity in respect of such receivables; and/or

(2)	the shares or other interests owned by any Member of the Fiat Group in any Securitisation Entity as security for Non-recourse Securitisation Debt raised by such Securitisation Entity provided that the receivables or revenues which are the subject of the relevant Non-recourse Securitisation comprise all or substantially all of the business of such Securitisation Entity; or

(D)	any Liens on assets acquired by a Member of the Fiat Group after the Issue Date, provided that (i) such Lien was existing or agreed to be created at or before the time the relevant asset was acquired by a Member of the Fiat Group, (ii) such Lien was not created in contemplation of such acquisition, and (iii) the principal amount then secured does not exceed the principal amount of the committed financing then secured (whether or not drawn), with respect to such assets at the time the relevant asset was acquired by a Member of the Fiat Group; or

TERMS AND CONDITIONS OF THE NOTES

(E)	any Lien created to secure all or any part of the purchase price, or to secure Quoted Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Issuer or the Guarantor (where applicable) after the Issue Date, provided, that (i) any such Lien shall extend solely to the item or items of property (or improvement thereon) so acquired or constructed and (ii) the principal amount of Quoted Indebtedness secured by any such Lien shall at no time exceed an amount equal to the fair market value of such property (or any improvement thereon) at the time of such acquisition or construction; or

(F)	any Lien securing Quoted Indebtedness incurred to refinance other indebtedness itself secured by a Lien included in clauses (A), (B), (D) or (E) above, but only if the principal amount of the Quoted Indebtedness is not increased and only the same assets are secured as were secured by the prior Lien; or

(G)	any Lien provided in favour of any bank or governmental (central or local), intergovernmental or supranational body, agency, department or other authority securing any Quoted Indebtedness of the Issuer or the Guarantor (where applicable) under a loan scheme operated by (or on behalf of) Banco Nacional de Desenvolvimento Economico e Social, Finame, Banco de Minas Gerais, a member country of the OECD, Argentina, Brazil, China, India, South Africa or any supranational entity (such as the European Bank for Reconstruction and Development or the International Finance Corporation) where the provision of such Lien is required for the relevant loan; or

(H)	(i) any Lien created on the shares of capital stock of a subsidiary, and (ii) any Lien created on the assets of a subsidiary of the type described in Condition 4(a)(ix)(E) other than shares of capital stock of a subsidiary; or

(x)	“Qualifying Guarantee” means a direct or indirectly guarantee in respect of any Indebtedness or a direct or indirect indemnity against the consequences of a default in the payment of any Indebtedness, other than, in each case, by endorsement of negotiable instruments, letters of credit or reimbursement agreements in the ordinary course of business;

(xi)	“Quoted Indebtedness” means any indebtedness in the form of, or represented by, bonds, notes, debentures, loan stock or other securities and which at the time of issue is, or is capable of being, quoted, listed or ordinarily dealt in on any stock exchange or over-the-counter market or other securities market (whether or not initially distributed by means of a private placement);

(xii)	“Securitisation Entity” means any special purpose vehicle created for the sole purpose of carrying out, or otherwise used solely for the purpose of carrying out a Non-recourse Securitisation or any other Industrial Subsidiary which is effecting Non-recourse Securitisations;

(xiii)	“Standard Securitisation Undertakings” means representations, warranties, covenants and indemnities entered into by any Member of the Fiat Group from time to time which are customary in relation to Non-recourse Securitisations, including any performance undertakings with respect to servicing obligations or undertakings with respect to breaches of representations or warranties.

(b)	Reports: If Fiat ceases to be listed on the Italian Stock Exchange (Borsa Italiana S.p.A.) or any other stock exchange in the European Economic Area, Fiat will furnish to the Noteholders so long as the Notes are outstanding, English language annual and quarterly reports containing financial information substantially similar in scope to that provided in the annual and quarterly reports published in Italy in the financial year ended immediately prior to such cessation. For the avoidance of doubt, Fiat shall not be required to provide any U.S GAAP reconciled financial information in any reports it is required to provide pursuant to this Condition 4(b).

TERMS AND CONDITIONS OF THE NOTES

So long as the Notes are listed on the Irish Stock Exchange, any reports Fiat provides pursuant to this Condition 4(b) will also be made available in Ireland through the office of the Paying Agent in Dublin.

5.	INTEREST

(a)	Interest on Fixed Rate Notes: Each Fixed Rate Note bears interest from and including the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest payable in arrear on the Interest Payment Date(s) in each year and on the Maturity Date if that does not fall on an Interest Payment Date.

If the Notes are in definitive form except as provided in the applicable Final Terms, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount so specified.

Except in the case of Notes in definitive form where a Fixed Coupon Amount or Broken Amount is specified in the applicable Final Terms, interest shall be calculated in respect of any period by applying the Rate of Interest to:

(i)	in the case of Fixed Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Fixed Rate Notes represented by such Global Note; or

(ii)	in the case of Fixed Rate Notes in definitive form, the Calculation Amount,

and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise rounded in accordance with applicable market convention. Where the Specified Denomination of a Fixed Rate Note in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination without any further rounding.

In these Conditions:

“Day Count Fraction” means, in respect of the calculation of an amount of interest, in accordance with this Condition 5(a):

(i)	if “Actual/Actual (ICMA)” is specified in the applicable Final Terms:

(A)	in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; or

(B)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1)	the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; and

(2)	the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year;

TERMS AND CONDITIONS OF THE NOTES

(ii)	if “30/360” is specified in the applicable Final Terms, the number of days in the period from and including the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to but excluding the relevant payment date (such number of days being calculated on the basis of 12 30-day months) divided by 360; and

(iii)	if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Fixed Interest Period divided by 365;

“Determination Period” means each period from (and including) a Determination Date to but excluding the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date);

“Fixed Interest Period” means the period from (and including) an Interest Payment Date or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date; and

“sub-unit” means with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.

(b)	Interest on Floating Rate Notes:

(i)	Interest Payment Dates: Each Floating Rate Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(A)	the Specified Interest Payment Date(s) (each an “Interest Payment Date”) in each year specified in the applicable Final Terms; or

(B)	if no express Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression shall, in these Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).

If a “Business Day Convention” is specified in the applicable Final Terms and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(A)	in any case where Specified Periods are specified in accordance with Condition 5(b)(i)(B) above, the “Floating Rate Convention”, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis; or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (1) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (2) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

TERMS AND CONDITIONS OF THE NOTES

(B)	the “Following Business Day Convention”, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(C)	the “Modified Following Business Day Convention”, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(D)	the “Preceding Business Day Convention”, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In these Conditions, “Business Day” means a day which is both:

(A)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any Additional Business Centre specified in the applicable Final Terms; and

(B)	either (1) in relation to any sum payable in a Specified Currency other than euro or Renminbi, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre and which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney or Auckland, respectively); or (2) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System (the “TARGET2 System”) is open; or (3) in relation to any sum payable in Renminbi, a day (other than a Saturday, Sunday or public holiday) on which commercial banks and foreign exchange markets in Hong Kong are open for general business and settlement of payments in Renminbi.

(ii)	Rate of Interest: The Rate of Interest payable from time to time in respect of Floating Rate Notes will be determined in the manner specified in the applicable Final Terms.

(A)	ISDA Determination for Floating Rate Notes

Where “ISDA Determination” is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin (if any). For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the Principal Paying Agent under an interest rate swap transaction if the Principal Paying Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2000 ISDA Definitions, as amended and updated as at the Issue Date of the first Tranche of the Notes, published by the International Swaps and Derivatives Association, Inc. (the “ISDA Definitions”) and under which:

(1)	the Floating Rate Option is as specified in the applicable Final Terms;

(2)	the Designated Maturity is a period specified in the applicable Final Terms; and

(3)	the relevant Reset Date is the day specified in the applicable Final Terms.

For the purposes of this sub-paragraph (A), “Floating Rate,” “Calculation Agent,” “Floating Rate Option,” “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions.

Unless otherwise stated in the applicable Final Terms, the Minimum Rate of Interest shall be deemed to be zero.

TERMS AND CONDITIONS OF THE NOTES

(B)	Screen Rate Determination for Floating Rate Notes

Where “Screen Rate Determination” is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(1)	the offered quotation; or

(2)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate (being either LIBOR or EURIBOR, as specified in the applicable Final Terms) which appears on the Relevant Screen Page as at 11:00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Principal Paying Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Principal Paying Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

The Agency Agreement provides that, if the Relevant Screen Page is not available or if, in the case of (1) above, no offered quotation appears or, in the case of (2) above, fewer than three offered quotations appear, in each case as at the Specified Time, the Principal Paying Agent shall request the principal London office of each of the Reference Banks to provide the Principal Paying Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately the Specified Time on the Interest Determination Date in question. If two or more of the Reference Banks provide the Principal Paying Agent with offered quotations, the Rate of Interest for the Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0 000005 being rounded upwards) of the offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Principal Paying Agent.

The Agency Agreement further provides that, if on any Interest Determination Date one only or none of the Reference Banks provides the Principal Paying Agent with an offered quotation as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Principal Paying Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Principal Paying Agent by the Reference Banks or any two or more of them, at which such banks were offered, at approximately the Specified Time on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Eurozone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Principal Paying Agent with offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, at approximately the Specified Time on the relevant Interest Determination Date, any one or more banks (which bank or banks is of are in the opinion of the relevant Issuer suitable for the purpose) informs the Principal Paying Agent it is quoting to leading banks in the London inter-bank market (if the Reference Rate is LIBOR) of the Eurozone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the

TERMS AND CONDITIONS OF THE NOTES

Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period in place of the Margin relating to that last preceding Interest Period).

(iii)	Minimum and/or maximum Rate of Interest: If the applicable Final Terms specify a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Final Terms specify a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(iv)	Determination of Rate of Interest and calculation of Interest Amounts: The Principal Paying Agent will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period.

The Principal Paying Agent will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes for the relevant Interest Period by applying the Rate of Interest to:

(A)	in the case of Floating Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Notes represented by such Global Note; or

(B)	in the case of Floating Rate Notes in definitive form, the Calculation Amount,

and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Floating Rate Note in definitive form is a multiple of the Calculation Amount, the Interest Amount payable in respect of such Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination without any further rounding.

“Day Count Fraction” means, in respect of the calculation of an amount of interest for any Interest Period:

(A)	if “Actual/365” or “Actual/Actual” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(B)	if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365;

(C)	if “Actual/365 (Sterling)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(D)	if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 360;

TERMS AND CONDITIONS OF THE NOTES

(E)	if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the Interest Period is the 31st day of a month but the first day of the Interest Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Interest Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

(F)	if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Interest Period unless, in the case of an Interest Period ending on the Maturity Date, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

(v)	Notification of Rate of Interest and Interest Amounts: The Principal Paying Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer and any stock exchange on which the relevant Floating Rate Notes are for the time being listed with notice thereof to be published in accordance with Condition 14 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange on which the relevant Floating Rate Notes are for the time being listed and to the Noteholders in accordance with Condition 14. For the purposes of this paragraph, the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.

(vi)	Certificates to be final: All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 5(b) by the Principal Paying Agent shall (in the absence of wilful default, bad faith, negligence or manifest error) be binding on the Issuer, the Guarantor (where applicable), the Principal Paying Agent, the other Agents and all Noteholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, the Guarantor (where applicable), the Noteholders or the Couponholders shall attach to the Principal Paying Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(c)	Accrual of interest: Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue until whichever is the earlier of:

(i)	the date on which all amounts due in respect of such Note have been paid; and

(ii)	the date on which the full amount of the monies payable in respect of such Note has been received by the Principal Paying Agent or the Registrar, as the case may be, and notice to that effect has been given to the Noteholders in accordance with Condition 14.

6.	PAYMENTS

(a)	Method of payment

Subject as provided below:

(i)	payments in a Specified Currency other than euro and Renminbi will be made by credit or transfer to an account in the relevant Specified Currency maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney or Auckland, respectively);

TERMS AND CONDITIONS OF THE NOTES

(ii)	payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque; and

(iii)	payments in Renminbi will be made by a transfer to a Renminbi account maintained by or on behalf of the payee with a bank in Hong Kong.

Without prejudice to the provisions of Condition 8, payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in any jurisdiction, including (without limitation) any obligations pursuant to such laws or regulations to make a withholding or deduction for or on account of any taxes, duties or assessments of whatever nature, and neither the Issuer nor the Guarantor (where applicable) will be liable to pay any additional amounts in the event of any such withholding or deduction.

(b)	Presentation of definitive Bearer Notes and Coupons: Payments of principal in respect of definitive Bearer Notes will (subject as provided below) be made in the manner provided in paragraph (a) above only (i) in the case of a definitive Bearer Note not held in the CMU Service, against presentation and surrender of definitive Bearer Notes, and payments of interest in respect of definitive Bearer Notes will (subject as provided below) be made as aforesaid only against presentation and surrender of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America or its possessions) or (ii) in the case of a definitive Bearer Note held in the CMU Service, to the person(s) for whose account(s) interest in the relevant definitive Bearer Note are credited as being held with the CMU Service in accordance with the prevailing CMU rules and procedures at the relevant time as notified to the CMU Lodging and Paying Agent by the CMU Service in a relevant CMU Instrument Position Report or any relevant notification by the CMU Service, which notification shall be conclusive evidence of the records of the CMU Service (save in the case of manifest error) and payment made in accordance thereof shall discharge the obligations of the Issuer in respect of that payment.

Fixed Rate Notes in definitive bearer form not held in the CMU Service (other than Long Maturity Notes (as defined below)) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 8) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 9) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.

Upon any Fixed Rate Note in definitive bearer form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note or Long Maturity Note in definitive bearer form not held in the CMU Service becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof. A “Long Maturity Note” is a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue

TERMS AND CONDITIONS OF THE NOTES

is less than the aggregate interest payable thereon provided that such Note shall cease to be a Long Maturity Note on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such Note.

If the due date for redemption of any definitive Bearer Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Bearer Note.

(c)	Payments in respect of Bearer Global Notes: Payments of principal and interest (if any) in respect of Notes represented by any Global Note in bearer form will (subject as provided below) be made in the manner specified above in relation to definitive Bearer Notes and otherwise in the manner specified in the relevant Global Note (i) in the case of a Bearer Global Note lodged with the CMU Service, to the person(s) for whose account(s) interests in the relevant Bearer Global Note are credited as being held by the CMU Service in accordance with the prevailing CMU rules and procedures at the relevant time as notified to the CMU Lodging and Paying Agent by the CMU Service in a relevant CMU Instrument Position Report or any relevant notification by the CMU, which notification shall be conclusive evidence of the records of the CMU Service (save in the case of manifest error) and payment made in accordance thereof shall discharge the obligations of the Issuer in respect of that payment, or (ii) in the case of a Bearer Global Note not lodged with the CMU Service, against presentation or surrender, as the case may be, of such Bearer Global Note at the specified office of any Paying Agent outside the United States. A record of each payment made against presentation or surrender of any Global Note in bearer form, distinguishing between any payment of principal and any payment of interest, will be made on such Global Note by the Paying Agent to which it was presented and such record shall be prima facie evidence that the payment in question has been made.

(d)	Payments in respect of Registered Notes: Payments of principal in respect of each Registered Note (whether or not in global form) will be made against presentation and surrender of the Registered Note at the specified office of the Registrar or any of the Paying Agents. Such payments will be made by transfer to the Designated Account (as defined below) of the holder (or the first named of joint holders) of the Registered Note appearing in the register of holders of the Registered Notes maintained by the Registrar (the “Register”) (i) where in global form, at the close of the business day (being for this purpose, in respect of Notes clearing through Euroclear and Clearstream, a day on which Euroclear and Clearstream are open for business and, in respect of Notes clearing through the CMU Service, a day on which the CMU Service is open for business) before the relevant due date, and (ii) where in definitive form, at the close of business on the third business day (being for this purpose a day on which banks are open for business in the city where the specified office of the Registrar is located) before the relevant due date (the “Principal Record Date”). Notwithstanding the previous sentence, if (i) a holder does not have a Designated Account or (ii) the principal amount of the Notes held by a holder is less than U.S.$250,000 (or its approximate equivalent in any other Specified Currency), payment will instead be made by a cheque in the Specified Currency drawn on a Designated Bank (as defined below). For these purposes, “Designated Account” means the account (which, in the case of a payment in Japanese Yen to a non-resident of Japan, shall be a non-resident account and, in the case of a payment in Renminbi, means the Renminbi account maintained by or on behalf of the payee with a bank in Hong Kong, details of which appear on the Register at the close of business on the fifth business day before the due date for payment) maintained by a holder with a Designated Bank and identified as such in the Register and “Designated Bank” means (in the case of payment in a Specified Currency other than euro and Renminbi) a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney or Auckland, respectively), (in the case of a payment in euro) any bank which processes payments in euro, and (in the case of a payment in Renminbi) a bank in Hong Kong that settles payments in Renminbi.

Payments of interest in respect of each Registered Note (whether or not in global form) will be made (A) in the case of payments of interest in a Specified Currency other than Renminbi, by a cheque in the Specified Currency drawn on a Designated Bank and mailed by uninsured mail on the relevant

TERMS AND CONDITIONS OF THE NOTES

due date (or, if the relevant due date is not a business day in the city where the specified office of the Registrar is located, on the following such business day) to the holder (or the first named of joint holders) of the Registered Note appearing in the Register at his address shown in the Register on the Interest Record Date (as defined below) and at his risk; or (B) in the case of payments of interest in Renminbi, by transfer to the registered account of the payee, in each case (i) where in global form, at the close of the business day (being for this purpose, in respect of Notes clearing through Euroclear and Clearstream, a day on which Euroclear and Clearstream are open for business and, in respect of Notes clearing through the CMU Service, a day on which the CMU Service is open for business) before the relevant due date, and (ii) where in definitive form, at the close of business on the fifth day (in the case of Renminbi) or on the fifteenth day (in the case of a Specified Currency other than Renminbi, whether or not such fifteenth day is a business day) before the relevant due date (the “Interest Record Date” and each of the Principal Record Date and the Interest Record Date, a “Record Date”). Upon application of the holder to the specified office of the Registrar (1) not less than three business days in the city where the specified office of the Registrar is located before the due date for any payment of interest in respect of a Registered Note, or (2) where such Registered Note is in global form, on the Interest Record Date, the payment may be made by transfer on the due date in the manner provided in the preceding paragraph. Any such application for transfer shall be deemed to relate to all future payments of interest (other than interest due on redemption) in respect of the Registered Notes which become payable to the holder who has made the initial application until such time as the Registrar is notified in writing to the contrary by such holder. Payment of the interest due in respect of each Registered Note on redemption will be made in the same manner as payment of the principal amount of such Registered Note.

In the case of definitive Registered Notes or Registered Notes in global form held through the CMU Service, payments of principal and interest in respect of such Notes will be made at the direction of the registered holder to the person(s) for whose account(s) interests in such Registered Note are credited as being held through the CMU Service in accordance with prevailing CMU rules and procedures at the relevant time as notified to the CMU Lodging and Paying Agent by the CMU Service in a relevant CMU Instrument Position Report or any other relevant notification by the CMU Service (which notification, in either case, shall be conclusive evidence of the records of the CMU Service as to the identity of any accountholder and the principal amount of any Note credited to its account, save in the case of manifest error) and such payments shall discharge the obligation of the relevant Issuer in respect of that payment under such Note.

Holders of Registered Notes will not be entitled to any interest or other payment for any delay in receiving any amount due in respect of any Registered Note as a result of a cheque posted in accordance with this Condition arriving after the due date for payment or being lost in the post. No commissions or expenses shall be charged to such holders by the Registrar in respect of any payments of principal or interest in respect of the Registered Notes.

All amounts payable to DTC or its nominee as registered holder of a Registered Global Note in respect of Notes denominated in a Specified Currency other than U.S. dollars shall be paid by transfer by the Registrar to an account in the relevant Specified Currency of the Exchange Agent on behalf of DTC or its nominee for payment in such Specified Currency for conversion into U.S. dollars in accordance with the provisions of the Agency Agreement.

None of the Issuer, the Guarantor (where applicable) or the Agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Registered Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(e)

General provisions applicable to payments: The holder of a Global Note (if the Global Note is not lodged with the CMU Service) or (if the Global Note is lodged with the CMU Service) the person(s) for whose account(s) interests in such Global Note are credited as being held through the CMU in accordance with the prevailing CMU rules and procedures as notified to the CMU Lodging and Paying Agent by the CMU in a relevant CMU Instrument Position Report or any other relevant notification by CMU (which notification, in either case, shall be conclusive evidence of the records of

TERMS AND CONDITIONS OF THE NOTES

the CMU save in the case of manifest error), shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the Issuer or, as the case may be, the Guarantor (where applicable) will be discharged by payment to, or to the order of, the holder of such Global Note or such other person(s) for whose account(s) interests in such Global Note are credited as being held in the CMU Service, as the case may be, in respect of each amount so paid. Each of the persons shown in the records of Euroclear, Clearstream, DTC or the CMU Service as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear, Clearstream, DTC, or the CMU Service as the case may be, for his share of each payment so made by the Issuer or, as the case may be, the Guarantor (where applicable) to, or to the order of, the holder of such Global Note.

Notwithstanding the foregoing provisions of this Condition, if any amount of principal and/or interest in respect of Bearer Notes is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest in respect of such Notes will be made at the specified office of a Paying Agent in the United States if: (i) the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Bearer Notes in the manner provided above when due; (ii) payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and (iii) such payment is then permitted under United States law without involving, in the opinion of the Issuer and the Guarantor (where applicable), adverse tax consequences to the Issuer or the Guarantor (where applicable).

(f)	Payment Day: If the date for payment of any amount in respect of any Note or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Payment Day” means any day which (subject to Condition 9) is:

(i)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(A)	the relevant place of presentation;

(B)	in the case of CMU Notes, Hong Kong;

(C)	any Additional Financial Centre specified in the applicable Final Terms; and

(D)	where the Issuer is Fiat, Turin, where the Issuer is FFT, Luxembourg, where the Issuer is FFC, Toronto, and where the Issuer is FFNA, New York City;

(ii)	either (1) in relation to any sum payable in a Specified Currency other than euro or Renminbi, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than the place of presentation and any Additional Financial Centre and which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney or Auckland, respectively); (2) in relation to any sum payable in euro, a day on which the TARGET2 System is open; or (3) in relation to any sum payable in Renminbi, a day on which (i) commercial banks and foreign exchange markets in Hong Kong are open for general business and settlement of payments in Renminbi; and (ii) if a Registered Note representing the Notes is lodged with the CMU Service, the CMU Service is operating; and

(iii)	in the case of any payment in respect of a Registered Global Note denominated in a Specified Currency other than U.S. dollars and registered in the name of DTC or its nominee and in respect of which an accountholder of DTC (with an interest in such Registered Global Note) has elected to receive any part of such payment in U.S. dollars, a day on which commercial banks are not authorised or required by law or regulation to be closed in New York City.

TERMS AND CONDITIONS OF THE NOTES

(g)	Interpretation of principal and interest: Any reference in these Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i)	any additional amounts which may be payable with respect to principal under Condition 8;

(ii)	the Final Redemption Amount of the Notes;

(iii)	the Early Redemption Amount of the Notes;

(iv)	the Optional Redemption Amount(s) (if any) of the Notes;

(v)	in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 7(e)); and

(vi)	any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes.

Any reference in these Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 8.

(h)	Payment of Alternative Currency Equivalent: Notwithstanding the foregoing, where Alternative Currency Equivalent is specified in the applicable Final Terms as being applicable to a Series of Notes, if by reason of Inconvertibility, Non-transferability or Illiquidity the relevant Issuer or, in the case of Guaranteed Notes, the Guarantor, as the case may be, is unable to satisfy payments of principal or interest in respect of Notes when due in the Specified Currency, the relevant Issuer or, in the case of Guaranteed Notes, the Guarantor, as the case may be, shall, on giving to Noteholders, in accordance with Condition 14, not less than five nor more than 30 days’ irrevocable notice prior to the due date for payment that it will make payment in the Alternative Currency, settle any such payment in the Alternative Currency on the due date at the Alternative Currency Equivalent of any such amount. Any payment made in the Alternative Currency under such circumstances will constitute valid payment in satisfaction of the relevant Issuer’s or Guarantor’s (as the case may be) obligations for such payment, and will not constitute a default in respect of the Notes. Notwithstanding the foregoing, if the relevant Inconvertibility, Non-transferability or Illiquidity event occurs within five days before the relevant due date for payment then such notice shall be given as soon as practicable and whether on or prior to the due date for payment.

As used herein:

“Alternative Currency” means the currency specified as such in the applicable Final Terms (or any lawful successor currency to that currency);

“Alternative Currency Calculation Agent” means (i) in the case of CMU Notes denominated in Renminbi, Citicorp International Limited (or any lawful successor thereto) unless otherwise specified in the applicable Final Terms; and (ii) in the case of all other Notes, the Alternative Currency Calculation Agent specified in the applicable Final Terms (or any lawful successor thereto);

“Alternative Currency Equivalent” means in respect of an amount denominated in the Specified Currency such amount converted into the Alternative Currency using the Spot Rate or, where the Specified Currency is Renminbi and the Alternative Currency is U.S. dollars, the RMB Spot Rate, in each case for the relevant Rate Calculation Date, all as determined by the Alternative Currency Calculation Agent;

“Governmental Authority” means any de facto or de jure government (or any agency or instrumentality thereof), court, tribunal, administrative or other governmental authority or any other entity (private or public) charged with the regulation of the financial markets (including the central bank) of the Specified Currency Jurisdiction;

“Illiquidity” means, with respect to the payment of any sum, foreign exchange markets for the Specified Currency becoming illiquid as a result of which it is impossible (as determined by the relevant Issuer or, in the case of Guaranteed Notes, the Guarantor, acting in good faith and in a

TERMS AND CONDITIONS OF THE NOTES

commercially reasonable manner (and in the case of Notes denominated in Renminbi, following consultation with two independent foreign exchange dealers of international repute active in the Renminbi exchange market in Hong Kong reasonably selected by the relevant Issuer or (in the case of Guaranteed Notes) the Guarantor, as the case may be)), or commercially impracticable for the relevant Issuer or (in the case of Guaranteed Notes) the Guarantor, as the case may be, to obtain a sufficient amount of the Specified Currency in order to satisfy its obligation to pay such sum in respect of the Notes or (in the case of Guaranteed Notes) under the Guarantee, as the case may be;

“Inconvertibility” means, with respect to the payment of any sum, the occurrence of any event that makes it impossible or commercially impracticable for the relevant Issuer, or (in the case of Guaranteed Notes) the Guarantor, as the case may be, to convert any amount due in the foreign exchange markets for the Specified Currency, other than where such impossibility or impracticability is due solely to the failure of the relevant Issuer, or (in the case of Guaranteed Notes) the Guarantor, as the case may be, to comply with any law, rule or regulation enacted by any relevant Governmental Authority (unless such law, rule or regulation becomes effective on or after the date on which agreement is reached to issue the first Tranche of a Series of Notes and it is impossible or commercially impracticable for the relevant Issuer, or (in the case of Guaranteed Notes) the Guarantor, as the case may be, due to an event beyond its control, to comply with such law, rule or regulation);

“Non-deliverable Spot Rate Screen Page” means the relevant screen page specified as such in the applicable Final Terms;

“Non-transferability” means, with respect to the payment of any sum, the occurrence of any event that makes it impossible or commercially impracticable for the relevant Issuer or (in the case of Guaranteed Notes) the Guarantor, as the case may be, to transfer the Specified Currency in respect of such sum between accounts inside the Specified Currency Jurisdiction or between an account inside the Specified Currency Jurisdiction and an account outside the Specified Currency Jurisdiction, other than where such impossibility or impracticability is due solely to the failure of the relevant Issuer or (in the case of Guaranteed Notes) the Guarantor, as the case may be, to comply with any law, rule or regulation enacted by any relevant Governmental Authority (unless such law, rule or regulation becomes effective on or after the date on which agreement is reached to issue the first Tranche of a Series of Notes) and it is impossible or commercially impracticable for the relevant Issuer, or (in the case of Guaranteed Notes) the Guarantor, as the case may be, due to an event beyond its control, to comply with such law, rule or regulation;

“Rate Calculation Business Day” means a day (other than a Saturday, Sunday or public holiday) on which commercial banks are open for general business (including dealings in foreign exchange) in the Rate Calculation Jurisdiction;

“Rate Calculation Date” means (i) the day which is the number of Rate Calculation Business Days specified in the applicable Final Terms (which shall be two Rate Calculation Business Days where the Specified Currency is Renminbi) before the due date of the relevant amount under these Conditions or (ii) if the relevant Spot Rate is not available on such day, the last preceding Rate Calculation Business Day on which the relevant Spot Rate was most recently available, as determined by the Alternative Currency Calculation Agent;

“Rate Calculation Jurisdiction” means the jurisdiction(s) specified in the applicable Final Terms, which shall be the Eurozone where the Specified Currency is euro or Hong Kong where the Specified Currency is Renminbi;

“RMB Spot Rate”, for a Rate Calculation Date, means the spot Renminbi/U.S. dollar exchange rate for the purchase of U.S. dollars with Renminbi in the over-the-counter Renminbi exchange market in Hong Kong for settlement on the due date for payment, as determined by the Alternative Currency Calculation Agent at or around 11.00 a.m. (Hong Kong time) on a deliverable basis by reference to Reuters Screen Page TRADCNY3, or if no such rate is available, on a non-deliverable basis by reference to Reuters Screen Page TRADNDF. If neither rate is available, the Alternative Currency

TERMS AND CONDITIONS OF THE NOTES

Calculation Agent will determine the spot rate at or around 11.00 a.m. (Hong Kong time) on the Rate Calculation Date as the most recently available Renminbi/U.S. dollar official fixing rate for settlement on the due date for payment reported by The State Administration of Foreign Exchange of the PRC, which is reported on the Reuters Screen Page CNY=SAEC. Reference to a page on the Reuters Screen means the display page so designated on the Reuter Monitor Money Rates Service (or any successor service) or such other page as may replace that page for the purpose of displaying a comparable currency exchange rate;

“Specified Currency Jurisdiction” means (i) other than in the case of euro or Renminbi, the primary jurisdiction for which the Specified Currency is the lawful currency, (ii) in the case of euro, the Eurozone or (iii) in the case of Renminbi, Hong Kong;

“Spot Rate”, for a Rate Calculation Date, means the spot exchange rate for the purchase of the Alternative Currency with the Specified Currency in the over-the-counter foreign exchange market for the Specified Currency for settlement on the due date for payment in the Specified Currency Jurisdiction for settlement as a “spot” foreign exchange transaction in such market, as determined by the Alternative Currency Calculation Agent at or around the Spot Rate Calculation Time specified in the applicable Final Terms (Specified Currency Jurisdiction time or, in the case of euro, Central European time) on a deliverable basis by reference to the Spot Rate Screen Page (the “Spot Rate Screen Page”) as specified in the applicable Final Terms, or if no such rate is available, on a non-deliverable basis by reference to the Non-deliverable Spot Rate Screen Page (the “Non-deliverable Spot Rate Screen Page”) as specified in the applicable Final Terms. Unless specified otherwise in the applicable Final Terms, if neither rate is available, the Alternative Currency Calculation Agent will determine the Spot Rate in its discretion on the Rate Calculation Date at or around the Spot Rate Calculation Time (Specified Currency Jurisdiction time or, in the case of euro, Central European time) taking into consideration all available information which the Alternative Currency Calculation Agent deems relevant, including, without limitation, pricing information obtained from any other deliverable or non-deliverable foreign exchange market for the purchase of the Alternative Currency with the Specified Currency for settlement on the due date for payment as a “spot” foreign exchange transaction in or in relation to the relevant market; and

“Spot Rate Screen Page” means the relevant screen page specified as such in the applicable Final Terms.

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 6(h) by the relevant Issuer, the Guarantor (where applicable) or the Alternative Currency Calculation Agent, as the case may be, will (in the absence of wilful default, bad faith or manifest error) be binding on the relevant Issuer, the Guarantor (where applicable), the Agents and all Noteholders and (in the absence of wilful default or bad faith) no liability to the relevant Issuer, the Guarantor (where applicable), the Agents and all Noteholders shall attach to the Alternative Adjudication Currency Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

7.	REDEMPTION AND PURCHASE

(a)	Redemption at maturity: Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in the applicable Final Terms in the relevant Specified Currency on the Maturity Date.

TERMS AND CONDITIONS OF THE NOTES

(b)	Redemption for tax reasons:

(i)	The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if this Note is not a Floating Rate Note) or on any Interest Payment Date (if this Note is a Floating Rate Note), on giving not less than 30 nor more than 60 days’ notice to the Principal Paying Agent and, in accordance with Condition 14, the Noteholders (which notice shall be irrevocable), if:

(A)	either the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 8 or the Guarantor (where applicable) would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts, in each case as a result of any change in, or amendment to, the laws, regulations or rulings of the Relevant Tax Jurisdiction or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes; and

(B)	such obligation cannot be avoided by the Issuer or, as the case may be, the Guarantor (where applicable) taking reasonable measures available to it,

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantor (in the case of Guaranteed Notes) would be obliged to pay such additional amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition 7(b), the Issuer or, as the case may be, the Guarantor (where applicable) shall deliver to the Principal Paying Agent a certificate signed by one Director of the Issuer or, as the case may be, one Director of the Guarantor (where applicable) stating that the Issuer or, as the case may be, the Guarantor (where applicable) is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer or, as the case may be, the Guarantor (where applicable) so to redeem have occurred, and an opinion of independent legal advisers of recognised standing to the effect that the Issuer or, as the case may be, the Guarantor (where applicable) has or will become obliged to pay such additional amounts as a result of such change or amendment.

Notes redeemed pursuant to this Condition 7(b) will be redeemed at their Early Redemption Amount referred to in paragraph (e) below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

“Relevant Tax Jurisdiction” shall mean, in the case of payment by the Issuer, the Republic of Italy (where the Issuer is Fiat), the Grand-Duchy of Luxembourg (where the Issuer is FFT), Canada (where the Issuer is FFC) or the United States of America (where the Issuer is FFNA) or any political subdivision or any authority thereof or therein having power to tax and, in the case of payment by the Guarantor (in the case of Guaranteed Notes), shall mean the Republic of Italy and any political subdivision or any authority thereof or therein having power to tax.

(c)	Redemption at the option of the Issuer (“Issuer Call”): If Issuer Call is specified as being applicable in the applicable Final Terms, the Issuer may, having given:

(i)	not less than 15 nor more than 30 days’ notice to the Noteholders in accordance with Condition 14; and

(ii)	not less than 15 days before the giving of the notice referred to in (i), notice to the Principal Paying Agent and, in the case of a redemption of Registered Notes, the Registrar,

(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) described below or as otherwise specified in the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of a nominal amount at least equal to the Minimum Redemption Amount and not greater than the Maximum Redemption Amount, in each case as may be specified in the applicable Final Terms. In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/ or Clearstream and/or DTC and/or the CMU Service, as the case may be, in the case of Redeemed Notes represented by a Global Note, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). In the case of Redeemed Notes represented by definitive

TERMS AND CONDITIONS OF THE NOTES

Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 14 not less than 15 days prior to the date fixed for redemption. The aggregate nominal amount of Redeemed Notes represented by definitive Notes or represented by a Global Note shall in each case bear the same proportion to the aggregate nominal amount of all Redeemed Notes as the aggregate nominal amount of definitive Notes outstanding and Notes outstanding represented by such Global Note, respectively, bears to the aggregate nominal amount of the Notes outstanding, in each case on the Selection Date, provided that, if necessary, appropriate adjustments shall be made to such nominal amounts to ensure that each represents an integral multiple of the Specified Denomination. No exchange of the relevant Global Note will be permitted during the period from (and including) the Selection Date to (and including) the date fixed for redemption pursuant to this paragraph (c) and notice to that effect shall be given by the Issuer to the Noteholders in accordance with Condition 14 at least five days prior to the Selection Date.

The Optional Redemption Amount will either be the amount specified in the applicable Final Terms or, if “As set out in Condition 7(c)” is specified as being applicable in the applicable Final Terms, an amount equal to 100 per cent. of the principal amount of such Notes together (if appropriate) with interest accrued to (but excluding) the date of redemption, plus the Applicable Premium.

In these Conditions:

“Applicable Premium” means, with respect to the relevant Note(s) on any redemption date, the greater of:

(i)	1.0 per cent. of the principal amount of such Note(s); or

(ii)	the excess of:

(A)	the present value at such redemption date of (i) the principal amount of such Note(s) at maturity plus (ii) all required interest payments due on such Note(s) through the Maturity Date indicated in the relevant Final Terms, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Bund Rate as of such redemption date plus 0.50 per cent.; over

(B)	the principal amount of such Note(s), if greater.

“Bund Rate” means, with respect to any relevant date, the rate per annum equal to the equivalent yield to maturity as of such date of the Comparable German Bund Issue, (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such relevant date, where:

(i)	“Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to the Maturity Date indicated in the relevant Final Terms, and that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes, and of a maturity most nearly equal to the Maturity Date indicated in the relevant Final Terms; provided, however, that, if the period from such redemption date to the Maturity Date indicated in the relevant Final Terms is less than one year, a fixed maturity of one year shall be used;

(ii)	“Comparable German Bund Price” means, with respect to any relevant date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations or, if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

(iii)	“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Issuer; and

TERMS AND CONDITIONS OF THE NOTES

(iv)	“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any relevant date, the average as determined by the Issuer of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at or about 3.30 p.m. Frankfurt time, on the third business day (being for this purpose a day on which banks are open for business in Frankfurt and London) preceding the relevant date.

(d)	Redemption at the option of the Noteholders (“Investor Put”): If Investor Put is specified as being applicable in the applicable Final Terms, upon the holder of any Note giving to the Issuer in accordance with Condition 14 not less than 15 nor more than 30 days’ notice the Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Final Terms, in whole (but not, in the case of a Bearer Note in definitive form, in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount (each as specified in the applicable Final Terms) together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date. Registered Notes may be redeemed under this Condition 7(d) in any multiple of their lowest Specified Denomination.

If this Note is in definitive form, to exercise the right to require redemption of this Note, the holder of this Note must deliver this Note at the specified office of any Paying Agent (in the case of Bearer Notes) or the Registrar (in the case of Registered Notes) at any time during normal business hours of such Paying Agent or, as the case may be, the Registrar falling within the notice period, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent or, as the case may be, the Registrar (a “Put Notice”) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition and, in the case of Registered Notes, the nominal amount thereof to be redeemed and, if less than the full nominal amount of the Registered Notes so surrendered is to be redeemed, an address to which a new Registered Note in respect of the balance of such Registered Notes is to be sent subject to and in accordance with the provisions of Condition 2(b).

Any Put Notice given by a holder of any Note pursuant to this Condition 7(d) shall be irrevocable except where prior to the due date for redemption an Event of Default shall have occurred and be continuing in which event such holder, at its option, may elect by notice to the Issuer to withdraw the notice given pursuant to this Condition 7(d) and instead to declare such Note forthwith due and payable pursuant to Condition 10.

(e)	Early Redemption Amounts: For the purpose of paragraph (b) above and Condition 10, each Note will be redeemed at its Early Redemption Amount calculated as follows:

(i)	in the case of a Note with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof;

(ii)	in the case of a Note (other than a Zero Coupon Note) with a Final Redemption Amount which is or may be less or greater than the Issue Price at the amount specified in the applicable Final Terms or, if no such amount or manner is so specified in the applicable Final Terms, at its nominal amount; or

(iii)	in the case of a Zero Coupon Note, at an amount (the “Amortised Face Amount”) calculated in accordance with the following formula:

Early Redemption Amount = RP x (1 + AY)y where:

“RP”	means the Reference Price;

“AY”	means the Accrual Yield expressed as a decimal; and

“y”

is the Day Count Fraction specified in the applicable Final Terms which will be either (i) 30/360 (in which case the numerator will be equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including)

TERMS AND CONDITIONS OF THE NOTES

the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360) or (ii) Actual/360 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360) or (iii) Actual/365 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 365).

(f)	Purchases: The Issuer, the Guarantor (where applicable) or any of their respective subsidiaries may at any time purchase Notes (provided that, in the case of definitive Bearer Notes, all unmatured Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. If purchases are made by tender, tenders must be available to all Noteholders alike. Such Notes may be held, reissued, resold or, at the option of the Issuer or the Guarantor (where applicable), surrendered to any Paying Agent and/or the Registrar for cancellation.

(g)	Cancellation: All Notes which are redeemed will forthwith be cancelled (together with all unmatured Coupons and Talons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and any Notes purchased and cancelled pursuant to paragraph (f) above (together with all unmatured Coupons and Talons cancelled therewith) shall be forwarded to the Principal Paying Agent and cannot be reissued or resold.

(h)	Late payment on Zero Coupon Notes: If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 10 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph (e)(iii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(i)	the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(ii)	the date on which the full amount of the monies payable in respect of such Zero Coupon Notes has been received by the Principal Paying Agent or the Registrar and notice to that effect has been given to the Noteholders in accordance with Condition 14.

(i)	Repurchase at the Option of Noteholders—Change of Control: If a Change of Control occurs, the holder of any Note will have the right to require the Issuer thereof to repurchase all (but not, in the case of a Bearer Note in definitive form, any part) of such Note pursuant to a Change of Control Offer. Registered Notes may be repurchased under this Condition 7(i) in any multiple of their lowest Specified Denomination. In the Change of Control Offer, the relevant Issuer will offer a payment in cash equal to 101 per cent. of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”). Within thirty (30) days following any Change of Control, the Issuer will give notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the payment date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is given to Noteholders in accordance with Condition 14.

The Issuer will comply with any applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this provision, the relevant Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this provision by virtue of such compliance.

TERMS AND CONDITIONS OF THE NOTES

On the Change of Control Payment Date, the relevant Issuer will, to the extent lawful:

(i)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Principal Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)	deliver or cause to be delivered for cancellation the Notes properly accepted together with an officers’ certificate of the relevant Issuer stating the aggregate principal amount of Notes or portions of Notes being purchased by the relevant Issuer.

If the Note is in definitive form, to exercise the right to require repurchase of the Note the holder of the Note must deliver this Note at the specified office of any Paying Agent (in the case of Bearer Notes) or the Registrar (in the case of Registered Notes) at any time during normal business hours of such Paying Agent or, as the case may be, the Registrar, within the notice period, accompanied by a duly completed and signed acceptance notice in the form (for the time being current) obtainable from any specified office of any Paying Agent or, as the case may be, the Registrar (an “Acceptance Notice”) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition and, in the case of Registered Notes, the nominal amount thereof to be redeemed and, if less than the full nominal amount of the Registered Notes so surrendered is to be redeemed, an address to which a new Registered Note in respect of the balance of such Registered Notes is to be sent subject to and in accordance with the provisions of Condition 2(b).

Any Acceptance Notice given by a holder of any Note pursuant to this paragraph shall be irrevocable except where prior to the due date for redemption an Event of Default shall have occurred and be continuing in which event such holder, at its option, may elect by notice to the Issuer to withdraw the notice given pursuant to this paragraph and instead declare such Note forthwith due and payable pursuant to Condition 10.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

In these Conditions, the following expressions shall have the following meanings:

“Change of Control” means the occurrence of both (i) an event described in clauses (A) or (B) below and (ii) a Rating Decline:

(A)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act), other than one or more Related Parties, becomes the beneficial owner, directly or indirectly, of more than 50 per cent. of the Voting Stock of Fiat measured by voting power rather than number of shares; or

(B)	the stockholders of the Guarantor (where applicable) or the Issuer approve any plan of liquidation or dissolution of the Guarantor (where applicable) or the Issuer, as the case may be;

“Change of Control Offer” means the offer to repurchase the Notes following a Change of Control as further described above;

TERMS AND CONDITIONS OF THE NOTES

“Person” means any individual, group, company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organisation, limited liability company or government or other entity;

“Rating Date” means (i) the date one business day (being for this purpose a day on which banks are open for business in Turin and London) prior to the occurrence of an event specified in clause (A) or (B) of the definition of Change of Control or, if applicable, and only with respect to the type of transaction specified in clause (A) of the definition of Change of Control, the date one business day before the first public announcement of a definitive agreement with respect to such transaction and (ii) in the event that a Rating Agency has announced a Rating Decline of the Notes within 90 days prior to the occurrence of an event specified in clause (A) or (B) of the definition of Change of Control or, if applicable, and only with respect to the type of transaction specified in clause (A) of the definition of Change of Control, within 90 days before the first public announcement of a definitive agreement with respect to such transaction, and the official statement issued by a Rating Agency announcing the Rating Decline refers to such event or transaction as a reason for such downgrade, the date one business day prior to such announcement by a Rating Agency;

“Rating Agency” means Moody’s or Standard & Poor’s (each as herein defined), or, if either such entity ceases to rate the Notes for reasons outside of the control of the Guarantor (where applicable) or the relevant Issuer, the equivalent investment grade credit rating from any other “nationally recognised statistical rating organisation” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act;

“Rating Decline” means the occurrence on any date within the 60-day period following the occurrence of the event specified in clauses (A) or (B) of the definition of a Change of Control (which period shall be extended so long as during such period any rating of the Notes is under publicly announced consideration for possible downgrade by a Rating Agency, provided that such extension shall not be for more than 30 days) of: (i) in the event the Notes are rated by any Rating Agency on the Rating Date below investment grade, the rating of the Notes by such Rating Agency within such period being at least one rating category below the rating of the Notes by such Rating Agency on the Rating Date, (ii) in the event the Notes are rated by any Rating Agency on the Rating Date as investment grade, the rating of the Notes within such period by such Rating Agency being (1) at least two rating categories below the rating of the Notes by such Rating Agency on the Rating Date or (2) below investment grade or (iii) the Notes not being rated by any Rating Agency. In determining how many rating categories the rating of the Notes has decreased, gradation will be taken in account (e.g., with respect to Standard & Poor’s, a decline in a rating from BB+ to BB, or from BB to BB-, will constitute a decrease of one rating category);

“Related Party” means (i) each of the owners and beneficial holders of interests in Giovanni Agnelli & C. S.A.p.A. (at the Issue Date and each of their spouses, heirs, legatees, descendents and blood relatives to the third degree, (ii) Giovanni Agnelli & C. S.A.p.A. or (iii) any Person directly or indirectly under the Control of Giovanni Agnelli & C. S.A.p.A. For the purposes of this definition, the term “Control” means (1) the direct or indirect ownership (beneficial or otherwise) of more than 50 per cent. of the Voting Stock of a Person measured by voting power rather than number of shares or (2) the power to appoint or remove all or the majority of the directors or other equivalent officers of a Person; and

“Voting Stock” of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

8.	TAXATION

All amounts payable in respect of the Notes and Coupons by the Issuer or the Guarantor (where applicable), as the case may be, will be made without withholding or deduction for or on account of any present or future taxes, duties or assessments of whatever nature imposed, withheld, levied or assessed by or on behalf of the Relevant Tax Jurisdiction (as defined in Condition 7(b)) unless such withholding or deduction is required by law. In such event, the Issuer or, as the case may be, the Guarantor (where applicable) will pay

TERMS AND CONDITIONS OF THE NOTES

such additional amounts as shall be necessary in order that the net amounts received by the holders of the Notes or Coupons after such withholding or deduction shall equal the respective amounts which would otherwise have been receivable in respect of the Notes or Coupons, as the case may be, in the absence of such withholding or deduction except as follows:

(a)	Where the Issuer is Fiat:

No such additional amounts shall be payable with respect to any Note or Coupon:

(i)	presented for payment in the Republic of Italy; or

(ii)	presented for payment by, or by a third party on behalf of, a holder who is liable to those taxes or duties in respect of that Note or Coupon by reason of his having some connection with the Relevant Tax Jurisdiction other than the mere holding of the Note or Coupon; or

(iii)	presented for payment by a holder who is able to avoid the withholding by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority but has failed to do so; or

(iv)	presented for payment more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to additional amounts on presenting it for payment on the last day of such 30-day period assuming that day to have been a Payment Day; or

(v)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(vi)	presented for payment by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a member state of the European Union; or

(vii)	for or on account of the imposta sostitutiva payable pursuant to Italian Legislative Decree No. 239 of 1st April 1996 as implemented, amended and supplemented from time to time, including, but not limited to, in all circumstances in which the procedures set forth in Legislative Decree 239 in order to benefit from a tax exemption have not been met or complied with for any reason whatsoever.

(b)	Where the Issuer is FFT:

No such additional amounts shall be payable with respect to any Note or Coupon:

(i)	presented for payment in Luxembourg or the Republic of Italy; or

(ii)	presented for payment by, or by a third party on behalf of, a holder who is liable to those taxes or duties in respect of that Note or Coupon by reason of his having some connection with the Relevant Tax Jurisdiction other than the mere holding of the Note or Coupon or the receipt of principal or interest in respect of it; or

(iii)	presented for payment by a holder who is able to avoid the withholding by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

(iv)	presented for payment more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to additional amounts on presenting it for payment on the last day of such 30-day period assuming that day to have been a Payment Day; or

(v)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to or as a consequence of, such Directive; or

(vi)	presented for payment by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a member state of the European Union.

TERMS AND CONDITIONS OF THE NOTES

(c)	Where the Issuer is FFC:

No such additional amounts shall be payable with respect to any Note or Coupon:

(i)	presented for payment in the Republic of Italy;

(ii)	presented for payment by, or by a third party on behalf of, a holder who is liable for such taxes or duties in respect of such Note or Coupon by reason of his having some connection with the Relevant Tax Jurisdiction other than the mere holding or use or ownership of such Note or Coupon or deemed holding or use outside Canada or ownership as a non-resident of Canada of such Note or Coupon;

(iii)	presented for payment by, or by a third party on behalf of, a holder in respect of whom such taxes or duties are required to be withheld or deducted by reason of the holder being a person with whom FFC is not dealing at arm’s length (within the meaning of the Income Tax Act (Canada) (the “Act”)) or by reason of the holder being a “specified shareholder” (as defined in subsection 18(5) of the Act) of FFC or not dealing at arm’s length with any such “specified shareholder” of FFC (within the meaning of the Act);

(iv)	presented for payment more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to an additional amount on presenting the same for payment on such thirtieth day assuming that day to have been a Payment Day;

(v)	presented for payment by, or by a third party on behalf of, a holder in respect of whom any such taxes or duties would not have been so imposed but for the failure of such holder to comply with any requirement under relevant income tax treaties or Canadian statutes and regulations (or any administrative practice in Canada) to claim or establish entitlement to exemption from or reduction of such taxes or duties;

(vi)	presented for payment in respect of any taxes or duties required to be withheld by any Paying Agent from any payment in respect of any Note or Coupon, if such payment can be made without such withholding by any other Paying Agent; or

(vii)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.

(d)	Where the Issuer is FFNA:

No such additional amounts shall be payable with respect to any Note:

(i)	presented for payment for or on account of any tax assessment or other governmental charge that would not have been imposed but for (x) the existence of any present or former connection between such holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or a trust, or a member or shareholder of such holder, if such holder is a partnership or a corporation) and the Relevant Tax Jurisdiction (other than the mere receipt of such payment or the holding of such Note), including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (y) (where the Relevant Tax Jurisdiction is the United States) such holder’s past or present status as a personal holding company or private foundation or other tax-exempt organisation with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

TERMS AND CONDITIONS OF THE NOTES

(ii)	presented for payment for or on account of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

(iii)	presented for payment for or on account of any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of a Note for payment more than 30 days after the Relevant Date;

(iv)	presented for payment for or on account of any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on a Note;

(v)	presented for payment for or on account of any tax, assessment or other governmental charge required to be deducted or withheld by any Paying Agent from a payment on a Note, if such payment can be made without such deduction or withholding by any other Paying Agent;

(vi)	presented for payment for or on account of any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a Note if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(vii)	presented for payment for or on account of any tax, assessment or other governmental charge that would not have been imposed but for a failure by the holder or beneficial owner, or any financial institution (other than any Paying Agent) through which the holder or beneficial owner holds any Note or through which payment on the Note is made, to enter into an agreement described in Section 1471(b)(1) of the U.S. Internal Revenue Code of 1986 (the “Code”) and the regulations thereunder or otherwise comply with Sections 1471 through 1474 of the Code or the regulations promulgated thereunder;

(viii)	presented for payment for or on account of any tax, assessment or other governmental charge imposed on a holder that actually or constructively owns 10 per cent. or more of the combined voting power of all classes of stock of the Issuer or that is a controlled foreign corporation related to the Issuer through stock ownership; or

(ix)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive;

nor shall such additional amounts be paid with respect to a payment on a Note to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Note.

The term “United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

As used in these Conditions, “Relevant Date”, in respect of any payment, means the date on which that payment first becomes due but, if the full amount of the monies payable has not been received by the Principal Paying Agent on or before the due date, it means the date on which, the full amount of those monies having been so received, notice to that effect has been duly given to the relevant Noteholders in accordance with Condition 14.

TERMS AND CONDITIONS OF THE NOTES

9.	PRESCRIPTION

The Notes (whether in bearer or registered form) and Coupons will become void unless presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 8) therefor.

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 6(b) or any Talon which would be void pursuant to Condition 6(b).

10.	EVENTS OF DEFAULT

If any of the following events (each an “Event of Default”) shall occur:

(i)	there is a default for more than 14 days after the date when due in the payment of principal or interest (if any) due in respect of the Notes; or

(ii)	there is default in the performance of any other obligation under the Agency Agreement, the Notes or the Guarantee (where applicable) (a) which is incapable of remedy or (b) which, being a default capable of remedy, continues for 30 days after written notice of such default has been given through the Principal Paying Agent by the holder of any Note to the Issuer and the Guarantor (where applicable); or

(iii)	any final order shall be made by any competent court or other authority or resolution passed by the Issuer or the Guarantor (where applicable) for the dissolution or winding-up of the Issuer or the Guarantor (where applicable) or for the appointment of a liquidator, receiver or trustee of the Issuer or the Guarantor (where applicable) or of all or a substantial part of their respective assets, provided that there shall be no Event of Default in the case of a resolution passed by the Issuer or the Guarantor (where applicable) for the liquidation or dissolution of the Issuer or the Guarantor (where applicable), as at the case may be, to the extent that the Issuer has made a Change of Control Offer and repurchased the Notes from Noteholders following a Change of Control; or

(iv)	the Issuer or the Guarantor (where applicable) shall stop payment or shall be unable to, or shall admit to creditors generally its inability to pay its debts as they fall due, or shall be finally adjudicated or found bankrupt or insolvent, or shall enter into any composition or other arrangement with its creditors generally (including without limitation, in the case of Fiat S.p.A., the procedures of fallimento or concordato preventivo under R.D. No. 267 of 16th March 1942, as amended, and amministrazione straordinaria delle grandi imprese in crisi under D.Lgs. No. 270 of 8th July 1999, as amended, and D.L. No. 347 of 23rd December 2003, as amended and converted into Law No. 39 of 18th February 2004) or, where FFT is the Issuer, the Issuer shall apply for controlled management (gestion contrôlée) or reprieve from payment (sursis de paiement); or

(v)	the Issuer or the Guarantor (where applicable) ceases, or threatens to cease, to carry on business unless such cessation, or threatened cessation, is in connection with a merger, consolidation or any other form of combination with another company and such company in the case of the Issuer, assumes all obligations of the Issuer under the Notes, and in the case of the Guarantor (where applicable), assumes all obligations of the Guarantor under the Guarantee; or

(vi)	in the case of Guaranteed Notes only, the Issuer ceases to be controlled directly or indirectly by the Guarantor, for which purpose the Guarantor shall be deemed to control the Issuer only if the Guarantor directly or indirectly, through one or more companies controlled by it within the meaning of this definition, (a) owns more than 50 per cent. of the voting share capital of the Issuer; or (b) has power to appoint or remove more than 50 per cent. of the board of directors (or other similar senior supervisory body) of the Issuer; or

(vii)

there shall have occurred a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the relevant Issuer, the Guarantor (where applicable) or any Material Subsidiary (as defined below in this Condition 10)

TERMS AND CONDITIONS OF THE NOTES

(or the payment of which is guaranteed by the relevant Issuer, the Guarantor (where applicable) or any such Material Subsidiary) which default (A) is caused by a failure to pay the principal, interest or premium, if any, of any such Indebtedness (including without limitation a such failure under any called but unpaid guarantee issued or given by the Issuer, the Guarantor (where applicable) or any such Material Subsidiary in respect of any such Indebtedness) whether in the case of a repayment at maturity, a mandatory prepayment or otherwise, in each case after any applicable grace period provided in such Indebtedness or guarantee on the date of such failure (each such failure being a “payment default”), which payment default has not been validly waived in accordance with the terms of such Indebtedness or guarantee and applicable law, provided that the amount unpaid pursuant to such payment default, together with the amount unpaid pursuant to any other such payment default that has not been so waived or has not been otherwise validly cured aggregates €100,000,000 or (B) results in the acceleration of such Indebtedness prior to its express maturity, and such acceleration has not been validly waived in accordance with the terms of such Indebtedness and applicable law, provided that the principal amount of such Indebtedness so accelerated, together with the principal amount of any such other Indebtedness the maturity of which has been so accelerated and has not been waived or otherwise validly cured, aggregates €250,000,000; or

(viii)	in the case of Guaranteed Notes only, the Guarantee shall be held in any judicial proceeding (in each case being a judgment or order from which no further appeal or judicial review is permissible under applicable law) to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor shall deny or disaffirm its obligations under the Guarantee, as the case may be, then any holder of a Note may, by written notice to the Issuer at the specified office of the Principal Paying Agent, effective upon the date of receipt thereof by the Principal Paying Agent, declare any Notes held by the holder to be forthwith due and payable whereupon the same shall become forthwith due and payable at the Early Redemption Amount (as described in Condition 7(e)), together with accrued interest (if any) to the date of repayment, without presentment, demand, protest or other notice of any kind.

For the purposes of this Condition 10, the term “Material Subsidiary” means (A) Fiat Group Automobiles S.p.A. (and any other person Controlled by Fiat which Fiat Group Automobiles S.p.A. is consolidated or merged with or into or to whom all or substantially all of the assets of such entity is sold, assigned, transferred, leased or otherwise disposed of); (B) Chrysler Group LLC (and any other person Controlled by Fiat which Chrysler Group LLC is consolidated or merged with or into or to whom all or substantially all of the assets of such entity is sold, assigned, transferred, leased or otherwise disposed of); (C) any Member of the Fiat Group the total assets of which on a stand-alone basis (excluding intra-Group items and as determined from the entity’s most recent IFRS financial data used by Fiat in the preparation of its most recent audited IFRS consolidated financial statements) constitutes five per cent. or more of the consolidated total assets of the Fiat Group (as determined from Fiat’s most recent audited IFRS consolidated financial statements); (D) any Treasury Subsidiary or (E) any entity under the direct or indirect Control of Fiat that directly or indirectly Controls a subsidiary that meets the requirements of the preceding clauses (A), (B), (C) or (D), provided that if any such entity Controls such a subsidiary only pursuant to the aggregate ownership test specified in the proviso to clause (1) of the definition of “Control”, “Controls” or “Controlled” below, then, and only then, the Issuer and Fiat shall have the right to designate which such entities shall be deemed to so Control such a subsidiary provided that, in each case, such designated entities Control in the aggregate more than 50 per cent. of the relevant subsidiary’s Voting Stock. For purposes of this definition of “Material Subsidiary,” (i) the term “Control”, “Controls” or “Controlled” means (1) the direct or indirect ownership (beneficial or otherwise) of more than 50 per cent. of the Voting Stock of a Person measured by voting power rather than number of shares, provided that to the extent that no single entity directly owns more than 50 per cent. of the Voting Stock of a Person, entities with aggregate direct or indirect ownership of more than 50 per cent. of the Voting Stock of a Person will be deemed to Control such Person or (2) the power to appoint or remove all or the majority of the directors or other equivalent officers of a Person and (ii) no Financial Services Subsidiary shall be considered or deemed to be a Material Subsidiary. Notwithstanding the foregoing, a subsidiary shall be considered or deemed to be a Material Subsidiary only to the extent that such is located or domiciled in an OECD Country (or, to the extent that the Organisation for Economic Co-operation and Development or a successor organisation no longer exists, the countries that were members of the relevant organisation on the date such organisation ceased to exist).

TERMS AND CONDITIONS OF THE NOTES

For purposes of this Condition 10, the term “OECD Country” means a country that is member of the Organisation for Economic Co-operation and Development or any successor organisation at the time of the occurrence of a payment default or acceleration specified in clause (vii) of this Condition 10 (or, to the extent that the Organisation for Economic Co-operation and Development or a successor organisation no longer exists, at the time the relevant organisation ceased to exist).

For purposes of this Condition 10, “Treasury Subsidiary” means (A) each of Fiat Finance and Trade Ltd. société anonyme, Fiat Finance North America, and Fiat Finance Canada Ltd. and (B) any other subsidiary of Fiat the primary purpose of which is borrowing funds, issuing securities or incurring Indebtedness. For the avoidance of doubt, “Treasury Subsidiary” does not, and shall not be deemed to, include any Financial Services Subsidiary.

11.	REPLACEMENT OF NOTES, COUPONS AND TALONS

Should any Note, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent (in the case of Bearer Notes or Coupons) or the Registrar (in the case of Registered Notes) upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes, Coupons or Talons must be surrendered before replacements will be issued.

12.	AGENTS

The names of the initial Agents and their initial specified offices are set out below. If any additional Agents are appointed in connection with any Series, the names of such Paying Agents will specified in Part B of the applicable Final Terms.

The Issuer and/or the Guarantor (where applicable) is/are entitled to vary or terminate the appointment of any Agent and/or appoint additional or other Agents and/or approve any change in the specified office through which any Agent acts, provided that:

(a)	there will at all times be a Principal Paying Agent, Registrar and, in the case of CMU Notes, a CMU Lodging and Paying Agent;

(b)	so long as the Notes are listed on any stock exchange, there will at all times be a Paying Agent, which may be the Principal Paying Agent (in the case of Bearer Notes) or, in case of CMU Notes, the CMU Lodging and Paying Agent and a Transfer Agent, which may be the Registrar (in the case of Registered Notes), with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange;

(c)	each of the Issuer and the Guarantor (where applicable) will ensure that it maintains a Paying Agent in an EU member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to such Directive; and

(d)	there will at all times be a Paying Agent in a jurisdiction within Europe, other than the jurisdiction in which the relevant Issuer or the Guarantor (in the case of Guaranteed Notes) is incorporated.

In addition, the Issuer and/or the Guarantor (in the case of Guaranteed Notes) shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 6(e). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency or where an Agent is an FFI and does not become, or ceases to be, a Participating FFI or a Registered Deemed-Compliant FFI, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 14.

TERMS AND CONDITIONS OF THE NOTES

In acting under the Agency Agreement, the Agents act solely as agents of the Issuer and the Guarantor (where applicable) and do not assume any obligation to, or relationship of agency or trust with, any Noteholders or Couponholders. The Agency Agreement contains provisions permitting any entity into which any Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor agent.

As used herein:

“FFI” (a “foreign financial institution”) means an FFI as defined in U.S. Treasury Regulations section 1.1471-1(b)(42);

“Participating FFI” means a participating FFI as defined in U.S. Treasury Regulations section 1.1471-1(b)(85); and

“Registered Deemed-Compliant FFI” means a registered deemed-compliant FFI as described in U.S. Treasury Regulations section 1.1471-5(f)(1).

13.	EXCHANGE OF TALONS

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Principal Paying Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 9.

14.	NOTICES

All notices regarding the Bearer Notes will be deemed to be validly given if published in a leading English language daily newspaper of general circulation in London; provided, however that in the case of Bearer Notes cleared through the CMU Service, notices will be deemed to be validly given if published in a leading daily newspaper of general circulation in Hong Kong. It is expected that such publication will be made in the Financial Times in London or, in the case of Bearer Notes cleared through the CMU Service, either The Standard or the South China Morning Post in Hong Kong. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange on which the Bearer Notes are for the time being listed. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers.

All notices regarding the Registered Notes will be deemed to be validly given if sent by first class mail or (if posted to an address overseas) by airmail to the holders (or the first named of joint holders) at their respective addresses recorded in the Register and will be deemed to have been given on the fourth day after mailing and, in addition, for so long as any Registered Notes are listed on a stock exchange and the rules of that stock exchange so require, such notice will be published in a daily newspaper of general circulation in the place or places required by the rules of that stock exchange.

Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of (i) Euroclear and/or Clearstream and/or DTC, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and/or Clearstream and/or DTC for communication by them to the holders of the Notes or (ii) the CMU Service, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to the persons shown in a CMU Instrument Position Report issued by the CMU Service on the first business day preceding the date of despatch of such notice as holding interests in the relevant Global Note. In addition, for so long as any Notes are listed or admitted to trading on a stock exchange and the rules of that stock exchange so require, such notice will be published in a daily newspaper of general circulation in the place or places required by the rules of that stock exchange. Any such notice shall be deemed to have been given to the holders of the Notes on the seventh day after the day on which the said notice was given to Euroclear and/or Clearstream and/or DTC and/or the CMU Service.

TERMS AND CONDITIONS OF THE NOTES

All notices to the Noteholders will be deemed to be validly given if filed with the Companies Announcements Office of the Irish Stock Exchange.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Principal Paying Agent (in the case of Bearer Notes) or the Registrar (in the case of Registered Notes). Whilst any of the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Principal Paying Agent or the Registrar through Euroclear and/or Clearstream and/or DTC and/or in the case of Notes lodged with the CMU Service, by delivery by such holder or such notice to the CMU Lodging and Paying Agent in Hong Kong, as the case may be, in such manner as the Principal Paying Agent, the Registrar and Euroclear and/or Clearstream and/or DTC, and/or the CMU Service as the case may be, may approve for this purpose.

15.	MEETINGS OF NOTEHOLDERS, MODIFICATION AND WAIVER

(a)	In the case of Notes issued by Fiat:

In accordance with the rules of the Italian Civil Code, the Agency Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Resolution of a modification of the applicable terms and conditions of the Notes or Coupons or any of the relevant provisions of the Agency Agreement. Subject to compliance with mandatory laws, legislation, rules and regulations of Italy (including, without limitation, Legislative Decree No. 58 of 24th February 1998 as amended) and the by-laws of the Issuer in force from time to time, such meeting may be convened by the directors of the Issuer or the Noteholders’ Representative (as defined below) at their discretion and, in any event, upon the request of any Noteholder(s) holding not less than one-twentieth of the aggregate principal amount of the Notes for the time being remaining outstanding. If the Issuer or the Noteholders’ Representative defaults in convening such a meeting following such request or requisition by the Noteholders representing not less than one-twentieth of aggregate principal amount of the Notes of any Series for the time being outstanding, the same may be convened, upon request by such Noteholders, by decision of the President of the competent court, upon having heard the members of the board of directors or statutory auditors, in case the refusal to convene the meeting appears to be unjustified. Every such meeting shall be held at such time and place as provided pursuant to Article 2363 of the Italian Civil Code.

Such a meeting will be validly held (subject to compliance with mandatory laws, legislation, rules and regulations of Italy in force from time to time) if (a) in the case of a sole call meeting, there are one or more persons present being or representing Noteholders holding at least one-fifth of the principal amount of the outstanding Notes, or (b) in the case of multiple call meetings, (a) in the case of a first meeting, there are one or more persons present being or representing Noteholders holding at least one half of the aggregate nominal amount of the Notes for the time being outstanding; (b) in the case of an adjourned meeting, there are one or more persons present being or representing Noteholders holding more than one third of the aggregate nominal amount of the Notes for the time being outstanding; and (c) in the case of a further adjourned meeting, there are one or more persons present being or representing Noteholders holding at least one fifth of the aggregate nominal amount of the Notes for the time being outstanding provided however that the Issuer’s by-laws may in each case (to the extent permitted under the applicable Italian law) provide for a higher quorum. For the avoidance of doubt, each meeting will be held as a sole call meeting or as a multiple call meeting depending on the applicable provisions of Italian law and the Issuer’s By-laws as applicable from time to time.

The majority required to pass a resolution at any meeting (including any adjourned meeting) convened to vote on any resolution will be one or more persons holding or representing at least two thirds of the aggregate nominal amount of the Notes represented at the meeting; provided, however, that certain proposals, as set out in Article 2415 of the Italian Civil Code (including, inter alia, any proposal of to modify the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes

TERMS AND CONDITIONS OF THE NOTES

or altering the currency of payment of the Notes or the Coupons) may only be sanctioned by a resolution passed at a meeting of Noteholders (including any adjourned meeting) by the higher of (i) one or more persons holding or representing not less than one half of the aggregate principal amount of the outstanding Notes, and (ii) one or more persons holding or representing not less than two thirds of the Notes represented at the meeting, provided that a different majority may be required pursuant to Article 2369 paragraph 7, of the Italian Civil Code and the Issuer’s by-laws in each case to the extent permitted under applicable Italian law. Any resolution duly passed at any such meeting shall be binding on all the Noteholders, whether or not they are present at the relevant meeting, and on all Couponholders.

A representative of the Noteholders (rappresentante comune) (the “Noteholders’ Representative”), subject to applicable provisions of Italian law, shall be appointed pursuant to Article 2417 of the Italian Civil Code in order to represent the Noteholders’ interests under these Conditions and to give effect to resolutions passed at a meeting of the Noteholders. If the Noteholders’ Representative is not appointed by a meeting of such Noteholders, the Noteholders’ Representative shall be appointed by a decree of the court where the Issuer has its registered office at the request of one or more Noteholders or at the request of the directors of the Issuer. The Noteholders’ Representative shall remain appointed for a maximum period of three years but may be reappointed again thereafter.

(b)	In the case of Notes issued by FFT, FFC and FFNA:

The Agency Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes, the Coupons or any of the provisions of the Agency Agreement. Such a meeting may be convened by the Issuer or Noteholders holding not less than five per cent. in nominal amount of the Notes for the time being remaining outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Notes or the Coupons (including modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes or the Coupons), the quorum shall be one or more persons holding or representing not less than three-quarters in nominal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than a clear majority in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Couponholders.

The Principal Paying Agent and the Issuer may agree, without the consent of the Noteholders or Couponholders, to:

(i)	any modification (except such modifications in respect of which an increased quorum is required as mentioned above) of the Notes, the Coupons or the Agency Agreement which is not prejudicial to the interests of the Noteholders; or

(ii)	any modification of the Notes, the Coupons or the Agency Agreement which is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of the law.

Any such modification shall be binding on the Noteholders and the Couponholders and any such modification shall be notified to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

Where the Issuer is FFT, the provisions of articles 86 to 94-8 of the Luxembourg law of 10th August 1915 on commercial companies, as amended, are hereby excluded.

TERMS AND CONDITIONS OF THE NOTES

16.	FURTHER ISSUES

The Issuer shall be at liberty from time to time without the consent of the Noteholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes.

17.	RIGHTS OF THIRD PARTIES

The Notes confer no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Notes, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

18.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

(a)	Governing law: The Agency Agreement, the Guarantee (where applicable), the Deed of Covenant, the Deed Poll, the Notes and the Coupons and any non-contractual obligations arising out of or in connection with the Agency Agreement, the Guarantee (where applicable), the Deed of Covenant, the Deed Poll, the Notes and the Coupons are governed by, and shall be construed in accordance with, English law.

(b)	Submission to jurisdiction: Subject to Condition 18(d), the courts of England have jurisdiction to settle any disputes which may arise out of or in connection with the Notes and/or the Coupons, including a dispute relating to any non-contractual obligations arising out of or in connection with the Notes and/or the Coupons, (a “Dispute”) and, accordingly, each of the Issuer and any Noteholders and Couponholders in relation to any Dispute submits to the jurisdiction of such courts.

(c)	For the purposes of this Condition 18, the Issuer hereby irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any suit, action or proceedings (together referred to as “Proceedings”) in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any such Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any jurisdiction.

(d)	To the extent allowed by law, the Noteholders and the Couponholders may, in respect of any Dispute or Disputes, take (i) Proceedings against the Issuer in any other court of competent jurisdiction, and (ii) concurrent Proceedings in one or more jurisdictions.

(e)	Appointment of Process Agent: The Issuer appoints Fiat Finance and Trade Ltd. société anonyme, UK branch at its registered office for the time being in England as its agent for service of process, and undertakes that, in the event of Fiat Finance and Trade Ltd. société anonyme, UK branch ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings. The Issuer agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing herein shall affect the right to serve proceedings in any other manner permitted by law.